                                  EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

NAME                                                     JURISDICTION OF INCORPORATION
----                                                     -----------------------------

telecom technologies, inc.                                        Texas

Sonus International, Inc.,                                        Delaware

Sonus Securities Corp.                                            Massachusetts

Sonus Networks Limited                                            United Kingdom

Sonus Networks Pte Ltd                                            Singapore

Nihon Sonus Networks K.K.                                         Japan

Westford Networks Mexico, S. de R.L. de C.V.                      Mexico